EXHIBIT 23


CONSENT OF MANN FRANKFORT STEIN & LIPP CPAs, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Form S-3, Nos. 333-87999 and 333-59968 and Form S-8, Nos. 333-40633, 333-40631,
and 333-77573) pertaining to Ameritrade Holding Corporation of our report dated February 16, 2001, with respect to the consolidated financial statements of TradeCast Investments, Ltd. and Subsidiaries included in the Amendment to the Current Report on Form 8-K/A of Ameritrade Holding Corporation.

/s/ Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
May 9, 2001